Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 333-49262, 333-26225, 333-28883, 333-28885, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028 and 333-135128 on Form S-8, Registration Statement No. 333-64572 on Form S-3, Registration Statement No’s. 333-38924, 333-40870, 333-44698, 333-46564, 333-83767 on Form S-3/A, and Registration Statement No’s. 333-45916, and 333-496644 on Form S-4/A of our report dated May 22, 2007 (August 6, 2007 as to the effects of the August 2007 Restatement and Reclassification into Discontinued Operations described in Note 1, Note 26 and the Restatement section of Note 1 on page S-5), relating to the consolidated financial statements and financial statement schedules of The AES Corporation (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and include explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” in 2006, the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” in 2005 and the restatement of the consolidated financial statements), and of our report dated May 22, 2007 (August 6, 2007 as to the effects of the August 2007 Restatement on the Contract Accounting material weakness as described in Management’s Report on Internal Controls over Financial Reporting, as restated), on internal control over financial reporting (which report expresses an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K/A of The AES Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

McLean, Virginia

August 6, 2007